Exhibit 10.11

INDIA NON JUDICIAL

Government of National Capital Territory of Delhi

e-Stamp

सत्यमेव जयते

Certificate No.	:	IN-DL86571016259220L
Certificate Issued Date	:	05-Mar-2013 11:34 PM
Account Reference	:	IMPACC (IV)/ dl736003/ DELHI/ DL-DLH
Unique Doc. Reference	:	SUBIN-DLDL73600372835040661304L
Purchased by	:	BHARAT BUSINESS CHANNEL LTD
Description of Document	:	Article 5 General Agreement
Property Description	:	NA
Consideration Price (Rs.)	:	0 (Zero)
First Party	:	BHARAT BUSINESS CHANNEL LTD
Second Party	:	NA
Stamp Duty Paid By	:	BHARAT BUSINESS CHANNEL LTD
Stamp Duty Amount(Rs.)	:	100 (One Hundred only)

Please write or type below this line

This stamp Paper forms an integral Part of Common Hypothecation Agreement- Dated 11th March, 2013 Executed by Bharat Business Channel Ltd in Favour of Canara Bank.

Bharat Business Channel Limited

Statuatory Alert:

1. The authenticity of the Stamp Certificate can be verified at Authorised Collection Centers (ACCs), SHCIL Offices and Sub-registrar Offices (SROs).
2. The Contact Details of ACCs, SHCIL Offices and SROs are available on the Web site "www.shcilestamp.com"

सत्यमेव जयते

INDIA NON JUDICIAL

Government of National Capital Territory of Delhi

e-Stamp

Certificate No.	:	IN-DL86571098862092L
Certificate Issued Date	:	05-Mar-2013 11:34 PM
Account Reference	:	IMPACC (IV)/ dl736003/ DELHI/ DL-DLH
Unique Doc. Reference	:	SUBIN-DLDL73600372834991524441L
Purchased by	:	BHARAT BUSINESS CHANNEL LTD
Description of Document	:	Article 5 General Agreement
Property Description	:	NA
Consideration Price (Rs.)	:	0 (Zero)
First Party	:	BHARAT BUSINESS CHANNEL LTD
Second Party	:	NA
Stamp Duty Paid By	:	BHARAT BUSINESS CHANNEL LTD
Stamp Duty Amount(Rs.)	:	100 (One Hundred only)

Please write or type below this line

This stamp Paper forms an integral part of Common Hypothecation Agreement Dated 11th march, 2013 executed by Bharat Business Channel Ltd in Favour of Canara Bank.

Statutory Alert:

1. The authenticity of the Stamp Certificate can be verified at Authorised Collection Centers (ACCs), SHCIL Offices and Sub-registrar Offices (SROs).
2. The Contact Details of ACCs, SHCIL Offices and SROs are available on the Web site "www.shcilestamp.com"

COMMON HYPOTHECATION AGREEMENT

THIS AGREEMENT made this 11th day of March 2013 BY M/S Bharat Business Channel Limit a company registered under The provisions of the Companies Act, 1956 and having its Registered Office at Aurangabad, Maharashtra (hereinafter referred to as "the Borrower" which expression shall unless repugnant to context thereof be deemed to include its successors and assigns) of the One Part

Canara Bank a body corporate constituted under the Banking Companies (Acquisition and Transfer of Undertakings) Act, 1970 and having its head office at No. 112, J. C. Road, Bangalore -560 002 and a branch office at Prime Corporate branch-I, Mumbai hereinafter referred to as "the Bank" which expression shall unless repugnant to the context or meaning thereof be deemed to mean and include its successors and assigns) of the Other Part whereas by an application dated 24.01.2013 the Borrower has requested the Bank to grant the Borrower Term Loan Cash Credit/Overdraft/letter of credit /co-acceptance facilities/DALC/DPG/guarantee facilities/ packing credit facilities/FDB/FBE/Other loan facilities (hereinafter referred to as "the said Credit Facility") as requested by the borrower, more fully described in Schedule - 4.

"AND WHEREAS in consideration of the Bank having advanced the said Credit facility more fully described in Schedule-4 upto a limit of Rs. 175.00 crore (Rupee One Hundred Seventy Five Crore) (here specify aggregate of limits) to the Borrower, the Borrower has agreed to provide security to the bank for the due repayment of moneys advanced to the Borrower by the Bank and all the cost, charges, expenses, and other moneys due and payable by the Borrower pursuant to the said credit facilities & in terms as mentioned hereinafter".

Construction of certain references

(i)	Words denoting one gender include other genders and words denoting the singular include the plural and vice versa.

(ii)	Words denoting persons, include corporations and vice versa.

(iii)	Where a word or phrase is given, a defined meaning in this Agreement, any other part of speech or other grammatical form in respect of such word or phrase has a corresponding meaning.

(iv)	All warranties, representations, indemnities, covenants, agreements and obligations given or entered into by more than one person in this Agreement are given or entered into jointly and severally.

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(v)	The Recitals, Schedules and Addendum to this Agreement Shall have effect and be construed as an integral part of This Agreement but in the event of any conflict or discrepancy shalI for the purposes of interpretation and enforcement of this Agreement be resolved by :

(a)	giving the provisions contained in the clauses of this Agreement priority and precedence over the provisions contained in the Recitals, Schedules and Addendum of and to this Agreement; and
(b)	giving the provisions in the Schedules of this Agreement priority and precedence over the provisions contained in the Recitals to this Agreement.

THE BORROWER/S HEREBY COVENANTS WITH THE BANK AS FOLLOWS:

1.	So long as any moneys remain due and payable to the Bank under the said Credit Facility, the Borrower shall duly and punctually repay the Bank as follows:

(i)	The amounts advanced by the Bank on the due dates as stated in the Schedule 1 hereto together with theinterest, additional interest, penal interest, charges, commission and other expenses as the Bank may specify from time to time.

(ii)	The interest payable will be calculated based on the debit balance of the account at the rate of 2.75% above the ongoing IDBI Base Rate with a minimum of 13.00% per annum, (compounded at monthly rests) or such other rates as the Bank may specify generally from time to time on the notice board of the Bank / branch concerned for the general information of its customers; no specific notice will be given to the Borrower for any change in interest rates. And the rates of interest for different types of facilities are more fully described in Schedule IV found hereinafter

The Borrower specifically agrees that it is not entitled to any reduction in the rate of interest agreed by it at the time of the sanction of the said Credit Facility and also that it is bound to pay any upward revision in the said rate of interest as made by the Bank from time to time.

(iii)	If the Borrower avails of Packing Credit Advances against cash incentives/ duty drawback entitlements of the Borrower, the Borrower shall provide full particulars of the entitlement against which the financial facility is sought in the proforma prescribed by the Bank and further the Borrower shall be liable to pay interest including compounding of interest on the sums advanced in accordance with the regulations as prescribed by Reserve Bank of India (RBI) from time to time.

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The borrower agrees that it shall in order to avail of the Packing Credit Advances produce before the Bank inland and /or foreign letters of credit/ sales contract/ correspondence/ invoice etc. The extent of credit provided by the Bank shall be at its sole discretion and the Borrower undertakes to deposit a letter of credit and other documents as and when required by the Bank.

(iv)	If the Borrower avails of any other advance or facility which is regulated by RBI, interest (including compounding of interest) shall be payable and additional terms complied in relation thereto by the Borrower as may be prescribed by RBI and the Bank from time to time.

(v)	If the Bank applies for availing of refinance from the Industrial Development Bank of India (IDBI), Small Industrial Development Bank of India (SIDBI), National Bank for Agricultural and Rural Development (NABARD) or any other agency, bank or financial institution (hereinafter referred to as "the Agency") in respect of the said Credit Facility, the Bank shall be at liberty to furnish to the Agency any such information or report whether received from the Borrower or otherwise in the possession or knowledge of the Bank; further the Borrower agrees to pay the rate of interest and other charges including penal interest as the Agency may determine pursuant to a scheme or otherwise and to be bound by all such additional terms and conditions as may be stipulated by the Agency. Further, the Borrower agrees that the Bank will not be obliged to get any other documentation executed in regard to the additional terms and conditions as stipulated by the Agency .

(vi)	The Borrower shall comply with all the terms and conditions as prescribed by the Bank in respect of the letters of credit issued, guarantees provided or bills co-accepted as required in respect of any amounts payable by the Borrower for the goods required by it in the course of its business. Provided that the Borrower shall furnish information such as the supplier's/purchaser's name, nature of goods, quantity of goods, actual price of goods, the place from which the goods are to be supplied/purchased, the nature of the transport by which the goods will be transported and such other information as may be required by the Bank. In the absence of such information, the Bank shall not be bound to issue the guarantees/ co-accept the bills. Provided further that the Bank shall not be liable to pay charges such as handling, transport and other charges as required to be paid by the Borrower.

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The Borrower shall repay the Bank such sums as paid by the Bank on the behalf of the Borrower in respect of the letters of credit, guarantees provided or bills accepted by it including duties such as customs duty, taxes and other levies in connection with the goods covered under the letters of credit, guarantee, bills co-accepted by the Bank and the Bank shall, in addition, debit the Borrowers account with interest and other charges as levied by the Bank. The security hereby created shall be available for the repayment of all such amounts debited to the account of the Borrower from time to time and the amount sanctioned by the Bank shall be enhanced to that extent.

vii) a)

In case the Borrower defaults in any of the covenants, payment of the instalments as specified in Schedule - 1 hereto or on the submission of stock statements or statements in respect of the book debts or other matters as required by the Bank from time to time, the Borrower shall be liable to pay penal interest at the rate of 2% per annum or such other rate as is specified by the Bank, from the date of default until due repayment and/or of satisfaction the Bank of the same in addition to and irrespective of any other consequences and remedies available to the Bank.

b)	The Borrower/s hereby agree/s as a pre-condition of the loan/advances given to it by the bank that in case the borrower/s commit/s default in the repayment of the loan / advances or in the repayment of interest thereon or any of the agreed instalment of the loan on due date/s, the bank and / or the RBI will have an unqualified right to disclose or publish its name/s and its directors / partners / proprietors as defaulter in such manner and through such medium as the bank or RBI in their absolute discretion may think fit.

viii)	The Borrower shall pay to the Bank the usual Bank charges, incidentals, commission and other outgoings as are required to be paid by the Borrower as a result of it availing of the said Credit Facility or other Bank transactions and which are debited to the account of the Borrower. These shall include reimbursement of expenses incurred by the Bank regarding guarantee, postage, telegram charges, fax charges, stamp duty charges etc.

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(ix)	The Borrower shall pay to the Bank all charges in connection with the protection, observance and enforcement of the security or otherwise as hereby created by the Borrower in favour of the Bank or otherwise available to the Bank and all other costs, charges and expenses including legal and professional costs on Attorney - client basis (whether or not these are recoverable or chargeable to the other side), pay, allowances, overtime to godown keepers, chowkidar / watchmen and the travelling allowances of inspectors, managers, godowr keepers and other officers for the inspection, protection and preservation of the security.

(x)	The Borrower agrees that if any amount as required to be paid by it is expressed in foreign currency, the Rupee equivalent would be determined at the prevailing rate of exchange on the date of payment of the amount.

2.	In consideration of the aforesaid, the Borrower hereby hypothecates and charges in favour of the Bank by way of first charge as security for the due repayment of all the sums as specified in clause 1 above or otherwise due or payable hereunder:

(i)	all stocks of goods such as raw materials, goods in process, finished and manufactured goods and other items of stock in trade and stores, spares, components, machinery, vehicles, furniture and fixtures and all other movable goods and properties of every description of the Borrower wherever situated whether at the Borrower's factories, places of business, residence (if applicable), godowns or in transit or in the custody of processors, warehouse agents or others or wherever else the same may be situated, lying or being including any such raw materials, articles or goods, stores, spares, components, stock in trade and all description of moveable property in the course of delivery to the Borrower; and

(ii)	all of the Borrower's present and future book debts, outstanding moneys, bills receivable, claims, bills, contracts, securities, investments, cash, gold, silver, jewellery, rights and assets and rights relating to or in moveable properties of whatsoever nature to which the Borrower is entitled to during the continuance of this Agreement (all of which are mentioned in clause 2(i) above are more fully and particularly described in Schedule 2 hereto and hereinafter collectively referred to as "the said hypothecated articles").

The Borrower agrees that the Bank shall have the absolute right to decide whether, or not it will accept as security for the purpose of the said Credit Facility any of the goods, book debts, bills, receivables, contracts, securities, investments, rights and assets, movables and other properties of the Borrower whether by way of first / second charge.

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3.	The Borrower hereby declares, covenants and agrees with the Bank as follows :

(i)	that an account styled as Term Loan shall be opened in the books of the Bank at its branch at Prime corporate branch - I ,Mumbai or at any other branch of the Bank at the request of the Borrower with limit of Rs. 175.00 crore. The Borrower shall maintain NIL margin of security as is stipulated by the Bank from such time to time. The Borrower shall not at any time operate or draw against the said account exceeding____ % (or such other percentage as the Bank may fix from to time) of the cost or market value of the said hypothecated articles, whichever is lower. If and so often as the said margin shall fail to be maintained, the Borrower shall forthwith either hypothecate to the Bank further goods or tangible moveable property as approved by the Bank and being of sufficient value to make up the deficiency or shall reduce the amount for the time being due to the Bank by such cash payment into the said account so as to maintain the said margin;

(ii)	that the Borrower shall duly and promptly repay the moneys advanced in the manner provided in Schedule 1 hereto and all the interest, charges, commissions, penal interest, out goings and other sums due and payable by the Borrower to the Bank;

(iii)	that if the Borrower is a registered partnership firm or a society registered under the provisions of the Societies Registration Act, 1860 or the ___________ Cooperative Societies Act, ________ all the partners/members and their respective heirs, executors, administrators and assigns of the deceased partners or members shall be bound hereby and jointly and severally liable to repay the moneys advanced by the Bank notwithstanding any change in the constitution or style thereof and whether such firm consists of or be reduced to one individual at any time; it is further agreed that the partners or members agree to hold themselves liable as aforesaid on balance confirmation letters and/or letters of acknowledgement of debt and security signed by one or more of them and no partner or member shall be absolved from liability unless specifically released and agreed to by the Bank;

* - Here indicate aggegrate/total limits.

(iv)	that it shall not sell, release, compound or dispose off any of the said hypothecated articles without the express consent in writing of the Bank, except for such sales as required in the ordinary course of its business, but the Borrower shall on every such sale or on receipt of the documents or sale proceeds of such sale, deliver the documents or pay the net proceeds to the Bank towards reduction of the balance then due and owing on the said account, provided that the Borrower shall not be entitled to sell or dispose off or remove any of the said hypothecated articles even in the ordinary course of its business at prices lower than the cost prices of any item thereof;

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(v)	that the Borrower shall furnish to the Bank full particulars of all the assets of the Borrower and of the said hypothecated articles including any statements, accounts, reports, analysis , details and information and shall allow the bank or its authorised agents, valuers, advisers, attorneys, other authorised persons, employees and representatives to take inspection of the said hypothecated articles or any of them and it shall be lawful for the Bank at any time and from time to time and at all times during the continuance of this security and at the expense of the Borrower in all respects to value the security, to take inventories thereof and to take possession thereof either temporarily or permanently or for such periods as the bank think fit and to employ a person or persons or firm or company to inspect and evaluate on behalf of the Bank all or any of the said hypothecated articles and the Borrower shall pay to the Bank on demand the fees or other remuneration payable to any such person, firm or company and the costs, charges and expenses of and incidental to such valuation (the Bank's demand being conclusive) and in default the Bank shall be at liberty to debit the amount thereof to the said account; any such valuation accepted by the Bank shall be conclusive against the Borrower; the Bank shall not be liable to pay damages for under/over valuation of the said hypothecated articles;

If the said hypothecated articles are stored in third party godowns, the Borrower agrees to produce the original lease/rent agreements in respect thereof and the Borrower agrees to renew such agreements as and when required pursuant to the terms of the agreement;

The Borrower undertakes to obtain a certificate from such third party stating that it shall have no lien or right over the said hypothecated articles;

(vi)	that the said hypothecated articles whether present or future, whether now belonging to the Borrower or which may be manufactured or acquired in the future are and shall be the absolute and unencumbered property of the Borrower with full and absolute power of disposition over all such goods including the right to hypothecate and /or create any charge thereon in any whatsoever manner and the Borrower undertakes not to deal with/ dispose of any part of the said hypothecated articles otherwise than in the ordinary course of business but the manner only in and to the extent stipulated herein;

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(vii)	That the Borrower shall furnish to the Bank periodically or as and when required by the Bank statement of accounts showing sales, purchases, receipts, and payments all other transactions and satisfy the Bank as to the correctness thereof and also expeditiously and at its own cost prepare and or obtain supply to the Bank any summary, analysis, details, documents, returns, certificates, information and other documents in relation to the said hypothecated articles as may be required by the Bank from time to time.

(viii)	That the Borrower shall get the said hypothecated articles valued by a professional valuer as agreed to by the Bank for the purposes of declaration, statement, averment and submit the valuation report to the Bank as and when required by the latter Provided that the Borrower shall ensure that the valuation shall be on the basis of the lower of the acquisition cost or the market value of cach item thereof;

(ix)	that the borrower/s shall keep the said hypothecated articles insured against losses or damages by fire, floods, theft, burglary, riot, civil commotion and all such other risks as the Bank shall require for the full market value or book value thereof as the case maybe. The Borrower shall deliver the policies of insurance to the Bank and shall deliver the receipt for the last premium paid for every policy of insurance and shall assign to the Bank every such policy of insurance and hand over the renewal receipts thereof to the Bank and if the Bank for any reason insures or pays the premium, the Borrower undertakes to repay such amounts as paid by the Bank in respect of the insurance policies including any amount paid towards premium or otherwise; all sums received under such insurance policies shall be applied in or towards liquidation of the amount for the time being due to the Bank hereunder; the Bank shall not be under any obligation to lodge any claim under the policies of insurance within the time limits as stipulated under the insurance policies; the Borrower shall follow the instructions of the Bank if any, in case of any renewals of the insurance policies or making of claims or receipt of insurance moneys;

that the Borrower expressly under takes that it shall take all steps like initiation of filing claims, furnishing necessary information to the Bank/ insurance company so as to claim and rocover all sums recoverable under the policy to the satisfaction of the Bank and keep the Bank informed from time to time about any such claims filed in that regard;

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that the Borrower agrees that the Bank shall be entitled to adjust, settle and compromise in any manner whatsoever including by reference to arbitration at the Borrower's cost any dispute arising under or in connection with any such policy of insurance and such adjustment, settlement, compromise and any award made or decision given in any such arbitration award shall be valid and binding on the Borrower and the Bank shall be entitled to receive all monies thereunder and to issue a valid receipt, therefor and that the amounts' so received shall be credited to the said account of the Borrower in respect of the said Credit Facility and that the Borrower will not raise any question that a larger sum might or ought to have been received or be entitled to raise any dispute on the balance in the account in respect of the said Credit Facility;

(x)	that the Bank shall not be under any obligation to lodge any claim under the policy within the time limit as prescribed under the policy of insurance and the Bank shall not be liable to the Borrower for not filing any claim or suit for recovery of the insured amount against the insurance company or any other person, the obligation to do so shall be the sole responsibility of the Borrower;

that the Borrower shall cause a board or label with the name of the Bank legibly and distinctly written, printed or painted thereon to be placed and at all times properly maintained and displayed in a conspicuous position upon and within all factories, places of business, godowns or other places of storage into or upon which any of the said hypothecated articles for the time being are stored or lying; if the Bank pays any sums towards the placement or maintenance of these boards or labels, the Borrower undertakes to reimburse the Bank in respect thereof;

(xi)	that the Borrower shall, if it is a company, register with the concerned Registrar of Companies pursuant to the laws relating thereto the particulars of the charge created hereunder and undertakes to file the necessary particulars in respect of the modification or satisfaction of the charge created hereunder;

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(xii)	that if the Borrower fails to pay on demand any moneys which ought to be paid by it hereunder or shall commit any breach of any obligation on its part or in case of the Borrower being a registered firm in case of any of the partners committing breach of any obligation herein contained or if it appears to the Bank that false or misleading information in any material particular was given in the application made by the Borrower or otherwise which in the judgement of the Bank is likely to prejudice or imperil this security or recovery of its dues hereunder or if any distress or execution or attachment or other similar process being sued, levied or enforced against any property or assets whatsoever of the Borrower or in the event of any insolvency petition being filed by or against the Borrower or an order being made or if such Receiver is appointed or if any person, firm or company applies for or obtain an order for the winding up of the Borrower or if any such order is made or if any resolution for winding up is passed or if the Borrower suspends or cease to carry on business or fails to conduct its business to the satisfaction of the Bank or appear to be unable to pay its debts as they become due, then and in any such case and without any notice, the Bank or RBI / the Agency shall be entitled to enter into or upon any place or premises where or wherein any of the said hypothecated articles may be or are likely to be situated, kept or stored and to inspect, evaluate, insure, take or cause to be taken charge of or seize or possess all or any of said hypothecated articles or the books of accounts, papers, documents and vouchers and other records relating to the said hypothecated articles either forthwith or at any time and to sell and/or dispose off all or any of the said hypothecated articles forthwith or from time to time in such manner as the Bank or RBI/ the Agency shall think fit with or without any notice to the Borrower and either by public auction or private contract or tender and to enforce, realize, settle, compromise and deal with any rights aforesaid without being bound to exercise any of these powers or being liable for any losses in the exercise or non-exercise thereof and without prejudice to the Bank's or RBI/ the Agency rights and remedies of suit or otherwise and notwithstanding that there may be any pending suit or other legal proceedings; the Bank shall adjust the proceeds of such sale of the said hypothecated articles against all or any sum due and outstanding from the Borrower to the Bank pursuant to the said Credit Facility;

(xiii)	that the Borrower shall punctually pay all rents, rates, taxes, expenses and other outgoings of the godowns and other premises in or upon which the said hypothecated articles may for the time being belying and stored and produce the rent receipts when required to do so by the Bank;

(xiv)	that the Borrower shall maintain proper books of account of its business and carefully keep and preserve all documents, certificates, papers and vouchers in connection with the said hypothecated articles and submit for inspection thereof to the Bank or its authorised persons, attorneys, employees or agents;

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(xv)	that it shall maintain at its cost the said hypothecated articles in good and marketable condition and service or replace worn out parts as are required in the ordinary course of business to which they relate;

(xvi)	that it shall not remove or dismantle any of the said hypothecated articles without the consent in writing of the Bank except where required only in the ordinary course of business in order solely to replace any worn out, obsolete, discarded, damaged or broken part of the said hypothecated articles;

(xvii)	that it shall not deal with any other bank, institution without the prior written consent of the Bank; that it shall undertake not to make any loan or give any financial guarantee/other guarantees or provide any security of the assets of the company to any other company/ies or any other person/s without the prior written permission of the Bank.

(xviii)	that it shall give immediate possession to the Bank on demand of all or any items of the said hypothecated articles or the documents of title evidencing the right, title or interest to the said hypothecated articles including extracts from the relevant books of account, registers, invoices, bills, vouchers, contracts, securities or such other documents as the Bank or its authorised persons may deem fit; the documents of title as furnished by the Borrower to the Bank shall act as conclusive proof of the Borrower's title;

(xix)	that it shall give all necessary information of supplier's/ purchaser's name, nature of goods, quantity of goods, actual price of goods supplied purchased and other related information as required by the Bank;

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(xx)	that it shall provide full particulars of the entitlement against which the financial facility is sought and in respect of which the Borrower has been granted Packing Credit facility and further the Borrower hereby agrees to pay interest at the rate of ______% compounded quaterly (concessional rate of interest) for the concessional period of _________ days or at such rate or rates and for such period or periods as prescribed by the RBI / the Bank from time to time and intimated to the Borrower against acknowledgement. In case the loans granted against such entitlement is not repaid within the period specified above, the Borrower shall pay interest at _________ % p.a compounded quarterly or at such other rates as prescribed by the RBI/the Bank from time to time for the period of loan remaining outstanding exceeding the concessional period till the date of full repayment of the loan, interest and other charges as specified above. In case the Borrower is not eligible for the entitlement declared (either partially or fully) against which the Packing Credit has been granted, it shall repay the advance granted in full with interest on the said advance, for the entire period of the advance, at the rates normally charged by the Bank on its overdraft/ cash credit advances at ____ % p.a. compounded quarterly or at such rates as may be specified by the RBI /the Bank from time to time ;

(xxi)	that the said hypothecated articles and all documents of title thereto and sale proceeds thereof shall be the exclusive proof of the Bank and any sale or disposition of the said hypothecated articles except that the Borrower may undertake in respect thereof shall be only in the ordinary course of business as mentioned hereinabove shall be held as the exclusive property of the Bank and deposited in the said account of the Borrower with the Bank;

(xxii)	that it shall use the amounts received under the said Credit Facility only for the purpose for which stated in the said application to the Bank and that the Borrower is prohibited from using and shall not use the amounts received for any other purpose; further it is agreed that if the Borrower is found to have violated this condition, the Bank shall have the right to recall the entire amount sanctioned or any part thereof at once or charge penal / additional interest at such rates as may be specified not withstanding anything to the contrary contained in this or in any other document and without prejudice to the Bank's other rights to legal recourse as provided hereinafter ;

(xxiii)	that the Bank may exercise at its absolute discretion the right of set off/lien and appropriation of the security for any other amounts due and payable to the Bank by the Borrower in respect of any other facility availed of by the Borrower from the Bank;

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(xxiv)	that the Borrower further agrees that in consideration of the Bank providing the said Credit Facility, other collateral facilities, co-accepting / agreeing to co-accept the bills / issuing a DP Guarantee / agreeing to issue a DP Guarantee / guaranteeing due repayment of instalments and other liabilities such as incidental expenses, commissions, expenses, charges, costs and such other outgoings as incurred by the Bank on their respective due dates without default. The Borrower further agrees that it shall keep the Bank Indemnified in respect of any claim / loss whatsoever in this regard and keep it safe and saved from and against all actions, Proceedings, claims, demands, losses, damages, costs (between Attorney and client), charges and expenses whatsoever that may be brought or made against or sustained or incurred by the Bank as a consequence of the Bank granting the said Credit Facility, other collateral facilities, co-accepting the bills / issuing DP guarantee / Agreeing to issue a DP guarantee / guaranteeing due repayment of Instalments and other liabilities such as incidental expenses, Commissions, expenses, charges, costs and other outgoing as required to be incurred by the Bank on behalf of the Borrower.

(xxv)	that it hereby appoints the Bank as its agent or attorney in its name and on its behalf to demand, sue for, receive and recover and give effectual discharges for all or any of the book debts or other debts, claims etc. hereby hypothecated by the Borrower and for that purpose to file suits, sign plaints, make affidavits, employ solicitors and advocates and to refer arbitration and to do all such acts deeds matters and things as could have been done by the Borrower in the matter without being liable for any loss in respect thereof;

(xxvi)	that it agrees to comply with any other terms and conditions and any changes in the terms and conditions whether form part of this Agreement or otherwise expressed as Bank may stipulate at any time depending on the policy of the Bank, RBI or any other governmental authority;

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(xxvii)	that if the Borrower hypothecates to the Bank any movable machinery, vehicles and /or other goods with the approval of the Bank as security, the details of the security shall be entered in Part A, B or Part C of Schedule 2 hereto and the details of any further collateral security provided by the Borrower shall be entered in a separate Addendum to be executed by the parties hereto. It is further agreed that any of the primary securities hypothecated by the Borrower shall not be prejudiced by any collateral security provided;

(xxviii)	that if the Bank extends any monetary reliefs / concessions to the Borrower by way of the said Credit Facility in order to assist in rehabilitation of the Borrower becoming sick, the Bank shall have the right of recompense of any such monetary assistance made by it; further this right of recompense shall accrue to the Bank once the unit of the Borrower becomes healthy and its rehabilitation is complete and such recovery shall be made in a phased manner from the Borrower's future profits/ cash accruals;

(xxix)	that if the Bank is required to furnish information to ECGC or any other authority whenever the Bank is called upon to do so or pay any premium or other sum as required by ECGC, the Bank may debit the account of the Borrower to the extent of the sums expended;

(xxx)	that the Borrower undertakes to produce export licences or quota certificates and their renewals thereof which entitle the Borrower to export goods whenever called upon to do so by the Bank;

(xxxi)	that the Borrower undertakes not to pay any guarantee commission /fee to the Directors for extending personal guarantee.

(xxxii)	(a)	that the Borrower shall from time to time on demand by the Bank furnish to the Bank a list of all the book debts and other debts and the debtors and produce to the Bank its books of account and other documents to enable the Bank to ascertain the book debts and other debts from time to time and the Borrower shall whenever required produce all evidence in support thereof;

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(b)	that the Borrower shall execute on demand by the Bank such further documents as may be required by the Bank to vest the book debts and other debts in favour of the Bank and to render the same readily realisable or transferable by the Bank at any time;

(c)	that the Borrower declares that the book debts and other debts shall always be the Bank's absolute property at its sole disposal and free from any prior charge or encumbrance;

(d)	that the Borrower shall not compound or release any of the book debts or other debts nor do anything whereby the recovery of the same may be impeded, delayed or prevented without the consent of the Bank and further shall keep proper books of accounts of its business and all vouchers, papers and documents relating thereto for the inspection of the Bank and any of its authorised persons and allow free access to them without demur;

(e)	that the Borrower shall give notices to debtors and transfer and deliver to the Bank all the relative documents, securities and papers thereto in case of any default of the Borrower in payment of the money hereby secured or in the performance of the covenants hereby agreed to be performed;

(f)	That on any default of the Borrower/s in payment on demand of any money hereby secured or the performance of any obligation or terms and conditions to the Bank under this agreement or any of the terms and conditions contained in the borrower’s request for financial facilities or under any other security or the occurrance of any circumstances in the opinion of the Bank prejudicing or endangering this or any other security, the Bank shall be entitled at the Borrower's risk and expenses to take possession and / or appoint receivers for said debts under this security, give notices and demand from Borrower/s and / or third parties liable therefor, to demand to recover receive and give receipts and discharges for the same and sell or realise by public auction or by any private contract.

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(g)	The Borrower/s has /have further agreed to get the relevant book debts account duly audited by a competent Auditor at his/their cost absolutely and submit the Auditors Certificate in proforma prescribed by the Bank; and

(h)	The Borrower further agree that he shall not draw any amount against the book debts which is likely to be unrealised or doublful or debts which are outstanding more than __________ months or advances money paid by him/it for the supply of goods/materials.

(xxxiii)	that if the said hypothecated articles are machinery, tools and accessories already purchased and as specified in Schedule 2 here to as also the machinery to be purchased and which is subsequently erected at the premises of the Borrower as security for the repayment of the amounts advanced by the Bank to the Borrower, the Borrower shall ensure that :

(a)	the title to the machinery vests in the Borrower absolutely and that the machinery is in good, marketable condition and free of any encumbrance and that the Borrower will do all such acts deeds and things necessary for more perfectly assuring its title thereto and for more effectively implementing the terms of this Agreement;

(b)	the machinery will be maintained in good order and condition and serviced timely and all worn out parts of the machinery would be replaced from time to time;

(c)	the machinery would not be also allowed to depreciate to beyond the normal wear and tear that is permissible in relation to the machinery hypothecated ;

(d)	that the permits and licences required to be obtained in respect of the hypothecated machinery shall be obtained and renewed from time to time;

(xxxiv)	that if the said hypothecated articles are vehicles, the Borrower shall ensure that :

(a)	the name of the Bank inserted as the charge holder in the records of the concerned Regional Transport Office of the state in which the vehicles are registered;

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(b)	the title to the vehicles shall vest with the Borrower absolutely and that the same is maintained in good, marketable condition, free of encumbrances and that the Borrower will do all such acts deeds matters and things necessary for more perfectly assuring its title to the vehicles;

(c)	that the Borrower will maintain the hypothecated vehicles in good order and condition, serviced and worn out parts replaced;

(d)	that the hypothecated vehicles will not suffer depreciation beyond the normal extent of wear and tear; and

(e)	that the permits ana licences required to be obtained in respect of the hypothecated vehicles shall be obtained and renewed from time to time;

(xxxv)	that the Borrower shall be bound by any assignments of the benefits of this Agreement by the Bank or any other bank or institution or person and the Borrower shall do such necessary acts deeds and required fothings as are the purpose of effectuating the assignment contemplated by the Bank; and

(xxxvi)	that the Borrower shall qive adequate notice to the Bank in the event of the Borrower making a request to the Bank for transfer of the said Credit Facility to another branch of the Bank; in such an event, the Bank shall be entitled to enforce payment hereunder or in relation thereto at the original place and /or the branch to which the limit, is transferred.

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4.	The security hereby created and all other movable properties of any description including any money, actionable claims, insurance claims, bullions, deposits, receipts for money, promissory notes, bills, goods, merchandise bills of lading and other documents of every description, including hire purchase agreements or lease agreements and other documents evidencing title of the Borrower whether singly or jointly and severally with others, whether in India or outside India coming into the hands of the Bank in the normal course of business shall be a continuing security for the balance from time to time due by the Borrower to the Bank on the said account and also for the general balance of all and any accounts as determined by the Bank at its sole discretion inclusive of amounts due under any outstanding bill purchased or discounted or negotiated whether under letters of credit or those returned unpaid and dis honoured and held by the Bank or debited to the account of the Borrower along with interest, additional interest and other charges and expenses; further the said account shall not be considered as closed for the purposes of this security and the security not to be considered exhausted by reason of the said account being brought to credit at any time or from time to time or it being drawn upon to the full extent and afterwards brought to credit and that the charge of the Bank on the said hypothecated articles shall continue unaffected until the said Credit Facility is terminated and all moneys due hereunder are repaid in full.

The Borrower further agrees that the security shall be continuing security for the balance due to the Bank from time to time under the said account and the liability of the Borrower shall not be affected by the winding up, merger or amalgamation, reconstruction or otherwise of the Borrower with any other company.

Nothing herein contained shall prejudice any other security present or future or any right or remedy of the Bank for the recovery of the amounts due by the Borrower to the Bank on any account whatsoever.

5.	The Borrower agrees that it shall comply with any other terms and conditions and/or any changes in the terms and conditions whether forming part of this Agreement or otherwise expressed in any other document or in parol that the Bank may stipulate at any time from time to time, without providing the Borrower any specific notice in respect thereof.

6	Any notice required to be given to the Borrower by the Bank given by fax or by leaving the same at or posting the same by registered post at the addresses mentioned aforesaid shall be deemed to have been served on the borrower in due course.

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7.	This Agreement shall be governed by the laws of India and the Courts of Delhi (this will depend on where the Agreement is executed) shall have jurisdiction to hear and determine any suit, action, proceeding, petition in connection with this Agreement.

8.	In the event that any dispute arising in connection with this Agreement cannot be settled mutually through negotiations, the subject matter of dispute shall be submitted to one Arbitrator. If the parties cannot agree upon a single arbitrator, there shall be three arbitrators, one appointed by each party and a third selected by the two arbitrators so appointed. All pertinent evidence on the subject matter in dispute shall be made available to the arbitrator or arbitrators and each party shall have the right to present, both orally and in writing its arguments and views on the dispute.

The decision of the arbitrator or the majority of the arbitrators shall be rendered in writing and shall be binding upon the parties. The costs, charges and expenses of the arbitration shall be discretion of the arbitrator or arbitrators. Such arbitration shall be held in _______ and shall be conducted in English language and according to the provisions of the Arbitration and Conciliation Act, 1996.

9	The parties do hereby agree that the rate of interest in the case of arbitration from the date of award till realization shall be at the rates at which they have been agreed to by the parties hereto.

*******

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SCHEDULE 1

(here specify the repayment schedule, if the loan is repaid in instalments)

(Rs. in Crore)

The company shall repay the principal amount of the RTL in 24 unequal, quarterly installments commencing after 21/2 years from the data of first disbursement (tentatively April 1, 2015) as under :

Year	Amt. out of total loan to be repaid during the year	No. of quarterly installments
2015-16	5.00%	4
2016-17	7. 50%	4
2017-18	15.00%	4
2018-19	20.00%	4
2019-20	25.00%	4
2020-21	27.50%	4
Total	100.00%	24

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SCHEDULE 2

(Description of the assets hypothecated)

PART - A : Machinaries /Equipments /Accessories

SI.	Description of
No.	the machinery	Value

-NIL-

PART -B : Vehicles (including accesories and implements)

SI.	Description of
No.	the machinery	Value

-NIL-

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Part C : Details of Other goods (like, Stock in trade, Raw Materials, Finished Goods, ALL other goods other than those specified in A and B above including Book Debt)

The Rupee Term Loan, together with interest thereon, further interest, liquidated damages, costs, expenses and all other monies whatsoever shall be secured by way of first paripassu charge on:

•	Entire movable/immovable asset of the company (both present as well as future) on paripassu charge with existing term lenders

•	DSRA for 1 quarter's debt service payment (i.e Principal interest) to be created latest by January 1, 2015

•	Assignment of DTH license, on paripassu basis with existing term Lenders.

•	First paripassu charge on Escrow account of the company.

Company will be allowed 3 months time from the date of first disbursement for obtaining NOC from the existing lenders and creation of mortgage. Further the company will be allowed another 6 months time for assignment of DTH license.

OTHER COMFORTS:

a)	Personal Guarantee:

1.	Mr. V N Dhoot
2.	Mr. p N Dhoot

b)	Corporate Guarantee:

1.	Platinum Appliances Private Ltd
2.	Greenfield Appliances Private Ltd
3.	Solitaire Appliances Pvt Ltd

SCHEDULE 3

DETAILS OF THE SAID CREDIT FACILITIES

(Amount in Crore)

Nature of the	Existing	Modified/Enhanced	Liability
facility	Limits	Limits (*)	(* *)

Term Loan (NEW) RS.175.00 CRORE

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NOTE :	(*)	This is applicable only when modification/ enhancement of the limit is done. Here indicate the limit including the present enhancement/ modification.

	(**)	In the case of existing borrowers for switch over / modification etc.

SCHEDULE 4

DETAILS OF RATE OF INTEREST

NATURE OF LIMIT	AMOUNT	LIABILITY	RATE OF INTEREST
Term Loan	175.00 Crore		IDBI Base Rate + 2.75% = 13.00% (Presently)

Bank shall have the right to reset the interest race (including margin/ Spread) at the end of 12 months from the date of first disbursement and every year thereafter (the "Interest Reset Dates").

INWITNESS THEREOF the borrower has caused the execution of this agreement the day and year herein above written.

SIGNED AND DELIVERED BY the within named      “Borrower”      Shri/Smt LAXMAN D. GHARGE (POA HOLDER)

THE COMMON SEAL of the withinname “Borrower" BHARAT BUSINESS CHANNEL LTD. pursuant to a resolution of the Board of Directors of the Borrower passed in that behalf on the ____ day 5th March, 2013 hereunto affixed in the presence of shri _______ and Shri _______

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